                                                                    EXHIBIT 99.2


                       ENERSYST DEVELOPMENT CENTER, L.L.C.


                              FINANCIAL STATEMENTS

   AS OF MARCH 31, 2004 (UNAUDITED), FOR THE THREE MONTHS ENDED MARCH 31, 2004
       AND 2003 (UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2003 AND 2002



                                TABLE OF CONTENTS


Reports of Independent Auditors..............................................  1

Financial Statements:

     Balance Sheets..........................................................  3

     Statements of Operations................................................  4

     Statements of Changes in Members' Equity................................  5

     Statements of Cash Flows................................................  6

     Notes to Financial Statements...........................................  7

                         REPORT OF INDEPENDENT AUDITORS


To the Members of
Enersyst Development Center, L.L.C.


We have audited the accompanying balance sheet of Enersyst Development Center, L.L.C., as of December 31, 2003, and the related statements of operations, changes in members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enersyst Development Center, L.L.C. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Whitley Penn

Dallas, Texas
April 23, 2004

INDEPENDENT AUDITORS' REPORT


Enersyst Development Center, L.L.C.:

We have audited the accompanying balance sheet of Enersyst Development Center, L.L.C. (the "Company") as of December 31, 2002, and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Enersyst Development Center, L.L.C. at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note B, effective January 1, 2002, in connection with the adoption of Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, the Company ceased amortization of goodwill.




DELOITTE & TOUCHE LLP

Fort Worth, Texas
May 31, 2003


                                   ENERSYST DEVELOPMENT CENTER, L.L.C.

                                              BALANCE SHEETS


                                                                MARCH 31,             DECEMBER 31,
                                                                  2004            2003           2002
                                                              ------------    ------------   ------------
                                                              (UNAUDITED)
ASSETS
Current assets:
    Cash and cash equivalents                                 $     34,573    $     21,882   $     45,035
    Accounts receivable, less allowance for doubtful
      accounts of $21,113 in 2004 and 2003 and
      $66,207 in 2002                                              943,497         930,316      1,141,124
    Other current assets                                           169,803         164,996         20,792
                                                              ------------    ------------   ------------
Total current assets                                             1,147,873       1,117,194      1,206,951

Property and equipment, net                                        681,782         710,614        700,444
Goodwill                                                         5,835,779       5,835,779      5,835,779
Other intangible assets, net                                     5,347,526       5,539,213      6,245,722
                                                              ------------    ------------   ------------

Total assets                                                  $ 13,012,960    $ 13,202,800   $ 13,988,896
                                                              ============    ============   ============

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
    Accounts payable                                          $     73,820    $    109,436   $    139,566
    Accrued expenses                                               130,611         103,779        102,826
    Line-of-credit                                               1,075,000       1,100,000              -
    Current portion of note payable                              5,278,479       5,523,819      1,303,456
                                                              ------------    ------------   ------------
Total current liabilities                                        6,557,910       6,837,034      1,545,848

Line-of-credit, member                                                   -               -        485,000
Notes payable, members                                           1,402,241       1,377,241      1,277,241
Note payable                                                             -               -      5,553,169
                                                              ------------    ------------   ------------

Total liabilities                                                7,960,151       8,214,275      8,861,258

Commitments and contingencies                                            -               -              -

Members' equity                                                  5,052,809       4,988,525      5,127,638
                                                              ------------    ------------   ------------

Total liabilities and members' equity                         $ 13,012,960    $ 13,202,800   $ 13,988,896
                                                              ============    ============   ============

See accompanying notes to financial statements.

                                                      3


                                       ENERSYST DEVELOPMENT CENTER, L.L.C.

                                            STATEMENTS OF OPERATIONS


                                                     THREE MONTHS ENDED MARCH 31,      YEAR ENDED DECEMBER 31,
                                                        2004             2003           2003             2002
                                                     -----------     -----------     -----------     -----------
                                                     (UNAUDITED)     (UNAUDITED)
Revenues:
    Royalties and license fees                       $   823,255     $   945,846     $ 2,581,356     $ 2,599,150
    Development and consulting projects                  183,792         387,146       1,209,552       1,065,854
    Other                                                      -               -               -          13,066
                                                     -----------     -----------     -----------     -----------
Total revenues                                         1,007,047       1,332,992       3,790,908       3,678,070

Expenses:
    Direct project costs                                  17,262          80,356         176,669         221,440
    Compensation and related costs                       402,993         454,566       1,687,328       1,696,097
    Selling, general and administrative expenses         181,739         195,780         719,799         824,468
    Depreciation and amortization                        222,680         204,886         834,788         827,943
                                                     -----------     -----------     -----------     -----------
Total expenses                                           824,674         935,588       3,418,584       3,569,948
                                                     -----------     -----------     -----------     -----------

Income from operations                                   182,373         397,404         372,324         108,122

Other income (expense):
    Interest income                                            -               -             975             202
    Interest expense                                     (94,697)       (108,662)       (426,207)       (458,344)
    Interest expense, members                            (23,392)        (32,810)        (96,067)       (209,185)
    Gain on extinguishment of debt                             -               -               -       1,028,758
    Other income                                               -               -           9,862               -
                                                     -----------     -----------     -----------     -----------
Total other income (expense)                            (118,089)       (141,472)       (511,437)        361,431
                                                     -----------     -----------     -----------     -----------

Net income (loss)                                    $    64,284     $   255,932     $  (139,113)    $   469,553
                                                     ===========     ===========     ===========     ===========

See accompanying notes to financial statements.

                                                       4


                        ENERSYST DEVELOPMENT CENTER, L.L.C.

                     STATEMENTS OF CHANGES IN MEMBERS' EQUITY


                                                             NUMBER OF
                                                                UNITS          AMOUNT
                                                           -------------  ---------------
Balance at December 31, 2001                                   102,923      $ 4,567,724

    Issuance of membership interests                             4,190           90,361
    Net income                                                       -          469,553
                                                           -------------  ---------------

Balance at December 31, 2002                                   107,113        5,127,638

    Net loss                                                         -         (139,113)
                                                           -------------  ---------------

Balance at December 31, 2003                                   107,113        4,988,525

    Net income (Unaudited)                                           -           64,284
                                                           -------------  ---------------

Balance at March 31, 2004 (Unaudited)                          107,113      $ 5,052,809
                                                           =============  ===============




See accompanying notes to financial statements.

                                           5


                                        ENERSYST DEVELOPMENT CENTER, L.L.C.

                                             STATEMENTS OF CASH FLOWS



                                                         THREE MONTHS ENDED MARCH 31,       YEAR ENDED DECEMBER 31,
                                                            2004             2003           2003             2002
                                                         -----------     -----------     -----------     -----------
                                                         (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
  Net income (loss)                                      $    64,284     $   255,932     $  (139,113)    $   469,553
  Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
      Depreciation                                            30,994          16,431          71,273          74,830
      Amortization                                           191,687         188,455         763,515         753,113
      Gain on extinguishment of debt                               -               -               -      (1,028,758)
      Changes in operating assets and liabilities:
        Accounts receivable                                  (13,181)       (179,373)        210,808        (163,830)
        Other current assets                                  (4,807)       (224,010)       (144,204)         (8,793)
        Other intangible assets                                    -         (57,006)        (57,006)              -
        Accounts payable                                     (35,616)        (11,834)        (30,130)        (36,780)
        Accrued expenses                                      26,832          92,058             953         (58,870)
                                                         -----------     -----------     -----------     -----------
Net cash provided by operating activities                    260,193          80,653         676,096             465

INVESTING ACTIVITIES
  Purchases of property and equipment                         (2,162)         (6,232)        (81,443)        (34,136)

FINANCING ACTIVIITIES
  Net borrowings (payments) under line-of-credit             (25,000)      1,150,000       1,100,000               -
  Net payments under line-of-credit, member                        -        (485,000)       (485,000)       (115,000)
  Proceeds from notes payable, members                        25,000          25,000         100,000       1,103,833
  Payments on note payable                                  (245,340)       (629,116)     (1,332,806)     (1,011,650)
  Issuance of membership interests                                 -               -               -          90,360
                                                         -----------     -----------     -----------     -----------
Net cash provided by (used in) financing activities         (245,340)         60,884        (617,806)         67,543
                                                         -----------     -----------     -----------     -----------

Net increase (decrease) in cash and cash equivalents          12,691         135,305         (23,153)         33,872
Cash and cash equivalents at beginning of period              21,882          45,035          45,035          11,163
                                                         -----------     -----------     -----------     -----------

Cash and cash equivalents at end of period               $    34,573     $   180,340     $    21,882     $    45,035
                                                         ===========     ============    ===========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
  Cash paid for interest                                 $   118,089     $   141,472     $   521,860     $   686,115
                                                         ===========     ============    ===========     ===========

See accompanying notes to financial statements.

                                                          6

                       ENERSYST DEVELOPMENT CENTER, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

            MARCH 31, 2004 (UNAUDITED) AND DECEMBER 31, 2003 AND 2002


A.  NATURE OF BUSINESS

Enersyst Development Center, L.L.C. (the "Company") was formed June 25, 1996. The Company is primarily engaged in the development and licensing of heat transfer technology for use mainly in commercial foodservice ovens. The Company's corporate offices are located in Dallas, Texas.

On May 24, 2001 Cairnwood Food Group, LLC ("CFG") acquired a majority interest in the Company. As of March 31, 2004 and December 31, 2003, CFG had an 85.56% interest in the Company with employees and former employee members owning the balance.

B.  ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

BASIS OF ACCOUNTING

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At March 31, 2004 and December 31, 2003 and 2002, the Company had no such investments included in cash and cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable primarily relate to royalties earned but not paid by customers and are governed by license agreements between the Company and the licensee. Licensee royalty payments are typically due within forty-five days of the end of each quarter (one licensee's payments are due semiannually within forty-five days of the end of each six month period). In the event a licensee fails to make timely royalty payments the Company is allowed to, upon expiration of an interim cure period, in addition to seeking equitable payment in full, terminate such license agreement.

Credit is extended to non-license related customers on an uncollateralized basis. The Company maintains allowances for potential credit losses which, when realized, have been within management's expectations. In the event of complete non-performance by these customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance. The Company had an allowance for doubtful accounts as of March 31, 2004 and December 31, 2003 and 2002 in the amount of $21,113, $21,113 and $66,207, respectively.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows: buildings and improvements - 20 years; all other property and equipment - 3 to 10 years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are recognized in the accompanying statement of operations of the respective period.

GOODWILL AND OTHER INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLES ASSETS, which addresses the accounting for goodwill and other intangible assets. Under SFAS No. 142, effective January 1, 2002 goodwill and intangible assets with indefinite lives are no longer amortized, but reviewed on an annual basis for impairment.

Other intangible assets consist of patents acquired and deferred financing costs, which are amortized over 10 years and the terms of the related debt, respectively. Patent filings and maintenance costs not from acquisitions are expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews its long-lived assets for impairment in accordance with the guidelines of SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. SFAS No. 144 requires that, when events or circumstances indicate that the carrying amount of an asset may not be recoverable, the Company should determine if impairment of value exists. If the estimated undiscounted future net cash flows are less than the carrying amount of the assets, an impairment exists and an impairment loss must be calculated and recorded. If an impairment exists, the impairment loss is calculated based on the excess of the carrying amount of the asset over the asset's fair value. Any impairment loss is treated as a permanent reduction in the carrying value of the assets. Through March 31, 2004 and December 31, 2003, no events or circumstances have arisen which would require the Company to record a provision for impairment on its long-lived assets.

REVENUE RECOGNITION

The Company receives license and royalty fee payments from licensees based on sales of licensees' related products during the prior quarter or semiannual periods. The Company recognizes revenues and related expenses based on the sales dates of the licensees' products. Development and consulting revenues are recorded based on attainment of scheduled performance milestones.

INCOME TAXES

The Company is organized as a Limited Liability Company for federal income tax purposes. As a result, income or losses are taxable or deductible to the members rather than at the corporate level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements. The Company is subject to state franchise tax, which is based on income or equity of the Company.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Research and development expenses for the three months ended March 31, 2004 and 2003 were $76,000 and $58,000, respectively, and for the years ended December 31, 2003 and 2002 were approximately $220,000 and $250,000, respectively and is included in selling, general and administrative expenses in the Statements of Operations.

MEMBERSHIP UNIT PROFIT INTEREST OPTION BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its employee membership unit profit interest options. The Company accounts for membership unit profit interest options based compensation for non-employees under the fair value method prescribed by SFAS No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the reporting requirements of SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair values of accounts receivable and accounts payable approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of short and long-term debt also approximates fair value since these instruments bear market rates of interest. None of the financial instruments are held for trading purposes.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In April 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS. SFAS No. 13 is amended to eliminate any inconsistency between the required accounting for sale leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company adopted this standard in its year beginning January 1, 2003, resulting in the Company reclassifying its 2002 extraordinary gain on extinguishment of debt to other income (expense) in the financial statements.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS No. 150 requires that certain financial instruments, which under previous guidance could be accounted for as equity, be classified as liabilities in the accompanying balance sheet. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective for the Company in the fourth quarter of 2003. Adoption of SFAS No. 150 did not have an impact on the Company's results of operations or financial condition.

In November 2002, the FASB issued Interpretation No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS, which elaborates on the disclosures to be made by a Guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Interpretation No. 45 is effective for guarantees issued or modified after December 31, 2002 and the disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. Adoption of Interpretation No. 45 did not have an impact on the Company's results of operations or financial condition.

In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), CONSOLIDATION OF VARIABLE INTEREST ENTITIES, ("FIN 46R") which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company owns no interests in variable interest entities; therefore, FIN 46R will not affect the Company's results of operations or financial condition.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

C.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                              MARCH 31,               DECEMBER 31,
                                                2004             2003             2002
                                           --------------   -------------     -------------
                                            (UNAUDITED)
      Land                                   $   192,000     $   192,000       $   192,000
      Building and improvements                  434,494         434,494           433,520
      Computer hardware and software             116,785         114,623            94,523
      Machinery and equipment                     92,225          92,225            45,779
      Office furniture and equipment              56,476          56,476            55,356
      Automobiles and other                       13,777          13,777               975
                                           --------------   -------------     -------------
      Total property and equipment               905,757         903,595           822,153
      Less accumulated depreciation              223,975         192,981           121,709
                                           --------------   -------------     -------------

      Property and equipment, net            $   681,782     $   710,614       $   700,444
                                           ==============   =============     =============

Depreciation expense was $30,994 and $16,431 for the three months ended March 31, 2004 and 2003, respectively, and $71,273 and $74,830 for the years ended December 31, 2003 and 2002, respectively.

D.  GOODWILL

Goodwill of $6,081,250 is recorded net of related accumulated amortization of $245,471 at March 31, 2004 and December 31, 2003 and 2002. The Company's annual evaluation of goodwill impairment was performed as of December 31, 2003. No impairment was identified as a result of such evaluation.

E.  OTHER INTANGIBLE ASSETS

Other intangible assets consist of the following:

                                              MARCH 31,               DECEMBER 31,
                                                2004             2003             2002
                                           --------------   -------------     -------------
                                            (UNAUDITED)
      Patents                                $ 7,440,789     $ 7,440,789       $ 7,440,789
      Deferred financing costs                    57,006          57,006                 -
                                           --------------   -------------     -------------
      Total other intangible assets            7,497,795       7,497,795         7,440,789
      Less accumulated amortization            2,150,269       1,958,582         1,195,067
                                           --------------   -------------     -------------

      Other intangible assets, net           $ 5,347,526     $ 5,539,213       $ 6,245,722
                                           ==============   =============     =============

Future amortization of other intangible assets at December 31, 2003 are as follows:


                2004                                 $    775,173
                2005                                      744,079
                2006                                      744,079
                2007                                      744,079
                2008                                      744,079
          Thereafter                                 $  1,787,724

Other intangible assets are tested annually for impairment, and no impairment losses have been identified as a result of such evaluations.

Amortization expense of other intangible assets was $191,687 and $188,455 for the three months ended March 31, 2004 and 2003, respectively, and $763,515 and $753,113 for the years ended December 31, 2003 and 2002, respectively.

F.  LINE-OF-CREDIT

In March 2003, the Company entered into a $1,250,000 revolving line-of-credit with a lending institution, subordinate to the Company's note payable to a different lending institution. As of March 31, 2004 and December 31, 2003, $1,075,000 and $1,100,000 was outstanding, respectively. The loan bears interest at the greater of prime plus 1% or the Federal Funds Rate plus 1.5% (5.0% as of December 31, 2003) with monthly interest only payments due prior to maturity on December 31, 2004, at which time all outstanding principal and unpaid interest is due. The line-of-credit is guaranteed by a member.

G.  NOTES PAYABLE, MEMBERS

The Company has entered into a note payable to a member, with interest of 6.75%, and $1,228,833 and $1,203,833 was outstanding as of March 31, 2004 and December 31, 2003, respectively. The note payable is secured by the assets of the Company, matures August 25, 2006, and is subordinate to the note payable due to a lending institution, as described in Note H. There is an agreement with the senior lender to the Company that an additional $25,000 per quarter may be drawn on this note in order to pay management fees to a related entity of the member, as described in Note K. Interest only payments are due monthly with all outstanding principal and unpaid interest due at the maturity date.

The Company has entered into a note payable to a member, with interest of 6.75%, and $173,408 outstanding as of March 31, 2004 and December 31, 2003. The note requires interest only payments prior to refinancing or retirement of the senior lender note. Principal and interest payments are due monthly with all outstanding principal and unpaid interest due within twenty-four months of refinancing or extinguishment of the senior lender note.

H.  NOTE PAYABLE

The Company has entered into an amended senior note payable to a lending institution with monthly principal payments due of $109,306 through December 31, 2004, at which time all outstanding principal and unpaid interest is due. As of March 31, 2004 and December 31, 2003, $5,278,479 and $5,523,819 was outstanding, respectively, under this note payable. This note is collateralized by all assets of the Company, which includes personal property, real property, and intangible assets. A CFG related entity has guaranteed $1 million of this note. This note bears interest at prime plus 2.0% (6.0% at December 31, 2003). This note contains covenants pertaining to quarterly EBITDA, monthly minimum tangible net worth, and monthly financial reporting requirements. The Company is in compliance with the amended debt covenants at March 31, 2004 and December 31, 2003.

I.  MEMBERSHIP UNIT PROFIT INTEREST OPTIONS

The Company has issued membership unit profit interest options to employees. Such units exercised under these options will only participate in distributions to members after the majority member has been distributed $5,262,794, which is equivalent to this member's total contributions to the Company. Distributions can only be made to members after the senior debt has been repaid in full. Such options are vested upon date of grant, have a $0.01 exercise price per option and have a contractual life of 10 years, as long as the employee remains employed by the Company. A summary of the Company's membership unit profit interest options activity is as follows:

                                                        Number of
                                                        Membership
                                                       Unit Profit
                                                     Interest Options
                                                    ------------------
       Balance at December 31, 2001                             2,785
           Granted                                              6,701
           Exercised                                                -
           Forfeited                                                -
                                                    ------------------
       Balance at December 31, 2002                             9,486
           Granted                                              2,500
           Exercised                                                -
           Forfeited                                                -
                                                    ------------------
       Balance at December 31, 2003                            11,986
           Granted (Unaudited)                                      -
           Exercised (Unaudited)                                    -
           Forfeited (Unaudited)                                    -
                                                    ------------------
       Balance at March 31, 2004 (Unaudited)                   11,986
                                                    ==================

The Black Scholes value for membership unit profit interest options granted for pro forma disclosure purposes in accordance with SFAS No. 123 was nominal, and hence not disclosed.

J.  COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings in the normal course of business. Management believes the outcome of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

K.  RELATED PARTY TRANSACTIONS

CONSULTING AGREEMENT

The Company has a consulting agreement with a related party of a member to provide management consulting services for $200,000 per year. The Company incurred $50,000 for the three months ended March 31, 2004 and 2003 and $200,000 for the years ended December 31, 2003 and 2002 related to such services, of which $25,000, $100,000 and $25,000 has been added to notes payable, members through March 31, 2004 and December 31, 2003 and 2002, respectively.

NOTES PAYABLE, MEMBERS

The Company has entered into certain notes payable agreements with members of the Company as discussed in Note G.

L.  RISK CONCENTRATIONS

As of March 31, 2004, the Company had two customers that accounted for approximately 43% and 29% of the Company's accounts receivable balance. As of December 31, 2003, the Company had four customers that accounted for approximately 22%, 19%, 17%, and 14% of the Company's accounts receivable balance. As of December 31, 2002, the Company had five customers that accounted for approximately 18%, 17%, 15%, 15%, and 11% of the Company's accounts receivable balance.

For the three months ended March 31, 2004, the Company had two customers that accounted for approximately 41% and 20% of revenues. For the three months ended March 31, 2003, the Company had two customers that accounted for approximately 30% and 21% of revenues. For the year ended December 31, 2003, the Company had three customers that accounted for approximately 30%, 19%, and 10% of revenues. For the year ended December 31, 2002, the Company had three customers that accounted for approximately 32%, 21%, and 10% of revenues.

M.  EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) employee savings plan (the "Plan") covering essentially all employees who meet certain minimum age and length of service requirements. The Plan provides for payment of the employee's vested portion of the Plan upon retirement, termination, disability or death. The Plan is funded by employee salary deferral contributions as well as Company matching contributions which are at the discretion of the members. Company matching contributions to the plan totaled $2,700, $4,110, $13,747 and $12,478 for the three months ended March 31, 2004 and 2003 and the years ended December 31, 2003 and 2002, respectively.

N.  SUBSEQUENT EVENT (UNAUDITED)

On May 21, 2004, TurboChef Technologies, Inc. (the "Registrant") entered into a Contribution Agreement (the "Contribution Agreement") with the Company and the members of the Company (the "Members").

Pursuant to the Contribution Agreement, the Registrant was issued 7,247,081 common membership units of the Company (the "Common Units") in exchange for a capital contribution in the amount of $7,247,081, and the Members exchanged all of their units of membership interest of the Company for preferred membership units of the Company (the "Preferred Units"). The Registrant's capital contribution was used to retire the Company's outstanding indebtedness.

In addition, the Registrant and the Members entered into a Preferred Unit Exchange Agreement (the "Exchange Agreement") pursuant to which the Members were granted the right to exchange their Preferred Units for shares of the Registrant's common stock, par value $0.01 per share ("Common Stock"). As of May 21, 2004, the Preferred Units were exchangeable for a total of 1,832,924 shares of Common Stock based on an exchange price of $3.465 per share. The exchange price is subject to adjustment only in the event of a stock split, stock dividend, recapitalization or other similar events. The Members also were granted piggy-back registration rights under the Exchange Agreement with respect to the shares of Common Stock for which their Preferred Units may be exchanged.

The Members and the Registrant also entered into an Amended and Restated Operating Agreement of the Company (the "Operating Agreement"). Under the Operating Agreement, the Registrant will serve as the Company's managing member, and will be exclusively responsible for the management of the assets, affairs, and operations of the Company.